(m)(11)(i)

AMENDED SCHEDULE A

with respect to the

SECOND AMENDED AND RESTATED SHAREHOLDER SERVICE

AND

DISTRIBUTION PLAN

for

VOYA MUTUAL FUNDS

CLASS R SHARES

Series

Voya Diversified International Fund

Voya Emerging Markets Equity Dividend Fund

Voya Global Bond Fund

Voya Global Equity Dividend Fund

Voya Global Perspectives Fund

Voya Global Real Estate Fund

Voya Global Value Advantage Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Date last amended: September 10, 2015